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                                                               Exhibit 99.(h)(7)

                SIXTH AMENDMENT TO THE TRANSFER AGENCY AGREEMENT

         AGREEMENT made by and between State Street Bank and Trust Company (the "Transfer Agent") and the Sanford C. Bernstein Fund, Inc. (the "Fund").

         WHEREAS, the Transfer Agent and the Fund are parties to a Transfer Agency Agreement dated October 12, 1988, as amended April 30, 1990, March 18, 1992, April 19, 1994, August 21, 1995 and July 16, 1996 (the "Transfer Agency Agreement"); and

         WHEREAS, the Transfer Agent and the Fund desire to amend the Transfer Agency Agreement by adding the Bernstein International Value Portfolio II (the "Portfolio") to the list of Portfolios on whose behalf the Transfer Agency Agreement applies;

NOW, THEREFORE, in consideration of the premises and covenants contained herein, the Transfer Agent and the Fund hereby agree as follows:

         In accordance with Article 8 of the Transfer Agency Agreement, it is mutually agreed that the Transfer Agent shall render services under the Transfer Agency Agreement to an additional series of the Fund, the Bernstein International Value Portfolio II.

         IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 22nd day of February, 1999.

                                     SANFORD C. BERNSTEIN FUND, INC.


                                     By:
                                         ----------------------------------
                                              Jean Margo Reid, Secretary

ATTEST:

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                                     STATE STREET BANK AND TRUST COMPANY


                                     By:
                                         ----------------------------------
                                     Name:
                                     Title:

ATTEST:

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